Exhibit 99

                        UNISOURCE ENERGY NEWS



FOR IMMEDIATE RELEASE                                    October 23, 2003
Media Contact: Art McDonald, (520) 884-3628              Page 1 of 6
Financial Analyst Contact: Jo Smith, (520) 884-3650


     UNISOURCE ENERGY REPORTS EARNINGS FOR THIRD QUARTER OF 2003

Tucson, Ariz. - UniSource Energy Corporation (NYSE: UNS) reported net income for the third quarter of 2003 of $26.7 million, or $0.79 per share of common stock.

Reported quarterly net income increased $3.9 million, or 17 percent, over the same period last year. The increase is due in part to a 7 percent rise in retail revenues at Tucson Electric Power (TEP), UniSource Energy's principal subsidiary.

"We provided our growing customer base with record levels of power during a hot summer, bolstering our earnings and providing our customers with the high level of reliable service they've come to expect," said James S. Pignatelli, Chairman, President and CEO of UniSource Energy.

Warmer temperatures and the continuing growth of TEP's customer base during the third quarter of 2003 led to a 7 percent increase in retail kWh sales over the same period last year. Higher energy use by its retail customers left the utility with less power to sell, leading to a 38 percent reduction in wholesale kWh sales compared to the third quarter of 2002. Unplanned plant outages also had a greater impact on earnings this past quarter compared to the same period last year. Last year's results included an $11.3 million coal contract termination fee at TEP and various tax benefits of $4.8 million.

UniSource Energy's interest expense rose $4.2 million in the third quarter of 2003 compared to the same period last year. The increase was driven by higher debt facility costs at TEP and the cost of financing used to purchase Arizona gas and electric system assets from Citizens Communications Company (NYSE: CZN) on Aug. 11, 2003.

UniSource Energy Services (UES), a new subsidiary formed to run the systems acquired from Citizens, was slightly accretive to third quarter earnings during less than two months of operations. "The transition from Citizens to UES has gone very smoothly," Pignatelli said, "and we're looking forward to solid performance from UES for years to come."

TUCSON ELECTRIC POWER COMPANY

TEP reported net income of $31.5 million, or $0.93 per UniSource
Energy share, in the third quarter of 2003, compared to $26.6 million, or $0.79 per UniSource Energy share, in the third quarter of 2002.

Total retail revenues reached $229.7 million during the third quarter of 2003, a 7 percent increase over the same quarter last year. Sales volumes to residential and commercial

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UNISOURCE ENERGY REPORTS EARNINGS                               October 23, 2003
                                                                     Page 2 of 6

customers increased by 10 percent and 8 percent, respectively, compared to last year. Sales to industrial and mining customers increased a combined 2 percent during the quarter compared to the same period last year.

Cooling degree days in TEP's service territory increased 9 percent over the third quarter of 2002. The utility's growing customer base also contributed to increased sales. TEP's average number of retail customers reached 364,363 in the third quarter of 2003, a 2 percent increase over the third quarter of 2002. Wholesale revenues fell to $32 million, a 22 percent reduction from the third quarter of 2002.

The combined cost of fuel and purchased power in the third quarter of 2003 increased $5 million, or 6 percent, over the same period last year. The average around the clock price of wholesale power on the Dow Jones Palo Verde Index was $46 per megawatt hour (MWh) during the third quarter of 2003, up from $28 per MWh during the same period last year. The average cost of natural gas, meanwhile, rose 76 percent between those two periods.

UNISOURCE ENERGY SERVICES

UES reported net income of $0.1 million in the third quarter of 2003. Third quarter results include operations from Aug. 11, 2003, through the end of the quarter.

Total revenues from UES electric operations reached $23.7 million during the third quarter of 2003. Total revenues from UES gas operations reached $10.3 million during the third quarter, including $6.2 million in retail sales and $3.8 million in contracted supply agreements.

MILLENNIUM ENERGY HOLDINGS (MEH)

MEH reported a $2.7 million loss, or $0.08 per UniSource Energy share, in the third quarter of 2003, compared to $2.8 million in losses, or $0.08 per UniSource Energy share, in the same period last year. Losses last year were reduced by a $1.5 million tax benefit.

Global Solar Energy reported a $1.5 million loss during the quarter, an improvement over the $3.3 million loss during the same quarter last year. Losses at Infinite Power Solutions were $0.4 million in the third quarter of 2003 compared to $0.8 million during the same period last year. Operating expenses at other subsidiaries offset modest earnings recorded by Southwest Energy Solutions and Millennium Environmental Group.

YEAR TO DATE

UniSource Energy's consolidated year-to-date earnings through Sep. 30, 2003, were $84.5 million, or $2.50 per share, compared to $28.4 million, or $0.84 per share, during the same period last year.

This year's results reflect the adoption of Financial Accounting Standard 143 (FAS 143), a new rule related to accounting for plant retirement and removal costs. The company recorded a $67.5 million after-tax gain as a result of adopting FAS 143. Excluding the impact of FAS 143, UniSource Energy's consolidated year-to-date earnings through Sep. 30, 2003, were $17.0 million, or $0.50 per share.

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UNISOURCE ENERGY REPORTS EARNINGS                               October 23, 2003
                                                                     Page 3 of 6

TEP's year-to-date earnings through Sep. 30, 2003, were $103.0 million, or $3.05 per UniSource Energy share, compared to $42.1 million, or $1.25 per UniSource Energy share, during the same period last year. Excluding the impact of FAS 143, TEP's year-to-date earnings through Sep. 30, 2003, were $35.5 million, or $1.05 per UniSource Energy share.

MEH's year-to-date loss through Sep. 30, 2003, was $12.1 million, or $0.36 per UniSource Energy share, compared to $10.5 million, or $0.31 per UniSource Energy share, during the same period last year.

EARNINGS PER SHARE SUMMARY


                                                                3rd Quarter
PER UNISOURCE ENERGY SHARE                                   2003         2002
                                                          ----------------------
Tucson Electric Power                                       $0.93        $0.79
UniSource Energy Services                                       -            -
Millennium Energy Holdings                                  (0.08)       (0.08)
Inter-Company and Other                                     (0.06)       (0.03)
--------------------------------------------------------------------------------
UniSource Energy Consolidated                               $0.79        $0.68

Average Shares Outstanding (millions)                        33.8         33.7




PER UNISOURCE ENERGY SHARE                                 Year-to-Date Sep 30,
                                                             2003         2002
                                                         -----------------------
Tucson Electric Power                                       $1.05        $1.25
UniSource Energy Services                                       -            -
Millennium Energy Holdings                                  (0.36)       (0.31)
Inter-Company and Other                                     (0.19)       (0.10)
--------------------------------------------------------------------------------
Income Before Cumulative Effect
Of Accounting Change                                        $0.50        $0.84
Cumulative Effect of Accounting
Change - Net of Tax                                         $2.00           -
--------------------------------------------------------------------------------
UniSource Energy Consolidated                               $2.50        $0.84

Average Shares Outstanding (millions)                        33.8         33.7


EARNINGS OUTLOOK

UniSource Energy expects its 2003 full-year earnings will be within the projected range of $2.90 - $3.20 per share, including the $2.00 per share impact of adopting Financial Accounting Standard 143 (FAS
143).

UniSource Energy management currently estimates that its 2004 full-year earnings will be between $1.25 to 1.60 per share.

Numerous factors can affect UniSource Energy's ability to reach the 2003 and 2004 estimates. The factors include, but are not limited to: uncertainties prevailing in the

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UNISOURCE ENERGY REPORTS EARNINGS                               October 23, 2003
                                                                     Page 4 of 6

wholesale power market; regulatory decisions; performance of TEP's generating plants; the ability to recognize a development fee related to the construction of Springerville Generating Station
Unit 3; the weather; the pace and strength of the economic recovery in the region; fuel and purchased power expense; changes to long-term contracts; changes in accounting standards; and the amount of research, development and operating expenses incurred by UniSource Energy's unregulated energy technology investments.

UniSource Energy's earnings are subject to its utilities' seasonal energy sales. Generally, TEP records a significant portion of its earnings during the third quarter as a result of peak energy usage during the summer. Conversely, TEP generally records a loss during the first quarter due to moderate temperatures and lower customer demand.

THIRD QUARTER 2003 EARNINGS CONFERENCE CALL AND WEBCAST

UniSource Energy officials will discuss the company's third quarter 2003 earnings on Friday, October 24 during a conference call that will begin at 11 a.m. EDT. James S. Pignatelli, UniSource Energy Chairman, President and Chief Executive Officer, and Kevin Larson, Vice President and Chief Financial Officer, will host the call.

Telephone Access
----------------
To listen to the live conference call, dial (877) 582-0446 five to 10 minutes prior to the event and reference confirmation code 3500389. A telephone replay will be available for seven days starting October 24, 2003. To listen to the replay, dial (800) 642-1687 and reference confirmation code 3500389.

Internet Access
---------------
A live audio-only webcast of the conference call is available through a link at www.UniSourceEnergy.com. Listeners are encouraged to visit the Web site at least 30 minutes before the event to register, download and install any necessary audio software. A recording of the webcast will be available for 30 days through a link at www.UniSourceEnergy.com.

UniSource Energy's primary subsidiaries include Tucson Electric Power Company, Arizona's second-largest investor-owned electric utility; UniSource Energy Services, provider of natural gas and electric service in northern and southern Arizona; and Millennium Energy Holdings, parent company of UniSource Energy's unregulated energy businesses. For more information about UniSource Energy and its subsidiaries, visit www.UniSourceEnergy.com.

This news release contains forward-looking information that involves risks and uncertainties, that include, but are not limited to, the outcome of regulatory proceedings; the ongoing restructuring of the electric industry; regional economic and market conditions which could affect customer growth and the cost of power supplies; the cost of debt and equity capital; changes in accounting standards; weather variations affecting customer usage; and other factors listed in UniSource Energy's Form 10K and 10Q filings with the Securities and Exchange Commission. The preceding factors may cause future results to differ materially from outcomes currently expected by UniSource Energy.

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UNISOURCE ENERGY REPORTS EARNINGS                               October 23, 2003
                                                                     Page 5 of 6

UNISOURCE ENERGY 2003 RESULTS

UNISOURCE ENERGY CORPORATION
Condensed Consolidated Statements of Income
(in thousands of dollars, except per share amounts)

                               Three Months Ended
                                  September 30,         Increase /(Decrease)
                                                      ----------------------
(UNAUDITED)                    2003          2002       Amount     Percent
----------------------------------------------------------------------------
Operating Revenues
 Electric Retail Sales     $  253,391    $  214,432   $   38,959     18.2
 Electric Wholesale Sales      32,297        41,125       (8,828)   (21.5)
 Gas Revenue                   10,336             -       10,336      N/M
 Net Gain on TEP Forward
  Contracts and MEG
  Trading Activities              863           375          488      N/M
 Other Revenues                 5,911         2,833        3,078      N/M
----------------------------------------------------------------------------
   Total Operating Revenues   302,798       258,765       44,033     17.0
----------------------------------------------------------------------------
Operating Expenses
 Fuel                          64,247        58,422        5,825     10.0
 Purchased Energy              47,200        23,345       23,855      N/M
 Coal Contract Termination
  Fee                               -        11,250      (11,250)     N/M
 Other Operations and
  Maintenance                  48,597        46,668        1,929      4.1
 Depreciation and
  Amortization                 34,032        31,107        2,925      9.4
 Amortization of Transition
  Recovery Asset               13,472        10,790        2,682     24.9
 Taxes Other Than Income
  Taxes                        12,676        11,753          923      7.9
----------------------------------------------------------------------------
   Total Operating Expenses   220,224       193,335       26,889     13.9
----------------------------------------------------------------------------
     Operating Income          82,574        65,430       17,144     26.2
----------------------------------------------------------------------------
Other Income (Deductions)

 Interest Income                5,090         5,231         (141)    (2.7)
 Other Income                   1,358         2,113         (755)   (35.7)
 Other Expense                   (950)       (2,571)       1,621     63.0
----------------------------------------------------------------------------
   Total Other Income
    (Deductions)                5,498         4,773          725     15.2
----------------------------------------------------------------------------
Interest Expense
 Long-Term Debt                20,532        16,025        4,507     28.1
 Interest on Capital Leases    21,257        21,944         (687)    (3.1)
 Other Interest Expense,
  Net of Amounts
  Capitalized                     603           208          395      N/M
----------------------------------------------------------------------------
   Total Interest Expense      42,392        38,177        4,215     11.0
----------------------------------------------------------------------------
Income Before Income Taxes     45,680        32,026       13,654     42.6
  Income Tax Expense           18,996         9,207        9,789      N/M
----------------------------------------------------------------------------
Net Income                 $   26,684    $   22,819   $    3,865     16.9
============================================================================
Average Shares of Common
 Stock Outstanding (000)       33,838        33,692          146      0.4
============================================================================
Basic Earnings per Share        $0.79         $0.68        $0.11     16.2
============================================================================
Diluted Earnings per Share      $0.78         $0.67        $0.11     16.4
============================================================================
Dividends Paid per Share        $0.15        $0.125       $0.025     20.0
============================================================================

                               Three Months Ended
                                  September 30,        Increase /(Decrease)
Tucson Electric Power                                 ----------------------
Electric kWh Sales (000):      2003          2002       Amount     Percent
----------------------------------------------------------------------------
 Retail Sales               2,643,174     2,475,712      167,462      6.8
 Wholesale Sales              638,862     1,024,457     (385,595)   (37.6)
----------------------------------------------------------------------------
   Total                    3,282,036     3,500,169     (218,133)    (6.2)
============================================================================
N/M - Not Meaningful
Reclassifications have been made to prior periods to conform to the current period's presentation.

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UNISOURCE ENERGY REPORTS EARNINGS                               October 23, 2003
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UNISOURCE ENERGY 2003 RESULTS

UNISOURCE ENERGY CORPORATION
Condensed Consolidated Statements of Income
(in thousands of dollars, except per share amounts)

                               Nine Months Ended
                                 September 30,         Increase /(Decrease)
                                                      ----------------------
(UNAUDITED)                    2003          2002       Amount     Percent
----------------------------------------------------------------------------
Operating Revenues
 Electric Retail Sales     $  557,174    $  521,064   $   36,110      6.9
 Electric Wholesale Sales     107,994       125,911      (17,917)   (14.2)
 Gas Revenue                   10,336             -       10,336      N/M
 Net Gain on TEP Forward
  Contracts and MEG Trading
  Activities                      318           936         (618)   (66.0)
 Other Revenues                12,850        10,672        2,178     20.4
----------------------------------------------------------------------------
   Total Operating Revenues   688,672       658,583       30,089      4.6
----------------------------------------------------------------------------
Operating Expenses
 Fuel                         162,512       164,937       (2,425)    (1.5)
 Purchased Energy              80,898        46,909       33,989     72.5
 Coal Contract Termination
  Fee                               -        11,250      (11,250)     N/M
 Other Operations and
  Maintenance                 150,243       140,890        9,353      6.6
 Depreciation and
  Amortization                 95,472        96,075         (603)    (0.6)
 Amortization of Transition
  Recovery Asset               24,842        20,311        4,531     22.3
 Taxes Other Than Income
  Taxes                        35,419        34,704          715      2.1
----------------------------------------------------------------------------
   Total Operating Expenses   549,386       515,076       34,310      6.7
----------------------------------------------------------------------------
     Operating Income         139,286       143,507       (4,221)    (2.9)
----------------------------------------------------------------------------
Other Income (Deductions)
 Interest Income               15,380        14,913          467      3.1
 Other Income                   3,440         4,657       (1,217)   (26.1)
 Other Expense                 (3,242)       (6,213)       2,971     47.8
----------------------------------------------------------------------------
   Total Other Income
    (Deductions)               15,578        13,357        2,221     16.6
----------------------------------------------------------------------------
Interest Expense
 Long-Term Debt                58,917        48,115       10,802     22.5
 Interest on Capital Leases    62,791        65,896       (3,105)    (4.7)
 Other Interest Expense,
  Net of Amounts
  Capitalized                     903           799          104     13.0
----------------------------------------------------------------------------
   Total Interest Expense     122,611       114,810        7,801      6.8
----------------------------------------------------------------------------
Income Before Income Taxes
 and Cumulative Effect of
 Accounting Change             32,253        42,054       (9,801)   (23.3)
  Income Tax Expense           15,187        13,661        1,526     11.2
----------------------------------------------------------------------------
Income Before Cumulative
 Effect of Accounting
 Change                        17,066        28,393      (11,327)   (39.9)
Cumulative Effect of
 Accounting Change - Net
 of Tax                        67,471             -       67,471      N/M
----------------------------------------------------------------------------
Net Income                 $   84,537    $   28,393   $   56,144      N/M
============================================================================
Average Shares of Common
 Stock Outstanding (000)       33,799        33,654          145      0.4
============================================================================
Basic Earnings per Share
 Income Before Cumulative
  Effect of Accounting
  Change                        $0.50         $0.84       $(0.34)   (40.5)
 Cumulative Effect of
  Accounting Change - Net
  of Tax                        $2.00             -        $2.00      N/M
 Net Income                     $2.50         $0.84        $1.66      N/M
============================================================================
Diluted Earnings per Share
 Income Before Cumulative
  Effect of Accounting
  Change                        $0.50         $0.83       $(0.33)   (39.8)
 Cumulative Effect of
  Accounting Change - Net
  Of Tax                        $1.97             -        $1.97      N/M
 Net Income                     $2.47         $0.83        $1.64      N/M
============================================================================
Dividends Paid per Share        $0.45        $0.375       $0.075     20.0
============================================================================

                               Nine Months Ended
                                 September 30,          Increase /(Decrease)
Tucson Electric Power                                 ----------------------
Electric kWh Sales (000):      2003          2002       Amount     Percent
----------------------------------------------------------------------------
 Retail Sales               6,359,142     6,253,878      105,264      1.7
 Wholesale Sales            2,376,103     3,210,505     (834,402)   (26.0)
----------------------------------------------------------------------------
   Total                    8,735,245     9,464,383     (729,138)    (7.7)
============================================================================
N/M - Not Meaningful
Reclassifications have been made to prior periods to conform to the current period's presentation.